Exhibit 99.1

♦ NEWS ♦

FOR RELEASE: Monday, September 13, 2004

Contact:	Bevo Beaven, Vice President
Bill Conboy, Senior Account Executive
CTA Public Relations
303-665-4200
Bevo@ctapr.com
Bill@ctapr.com

Harken Announces New Venture to Capitalize on Energy Deregulation in Eastern Europe

Dallas, TX - Harken Energy Corporation (AMEX: HEC) is pleased to announce that it has made an investment in International Business Associates, Ltd. (IBA), a privately held company that will focus primarily on opportunities created by the recent deregulation of the energy markets in Eastern Europe. IBA’s planned transactions will consist primarily of physical purchases of natural gas, use of pipeline capacity, fuel management and available storage. IBA intends to capitalize upon the skills, knowledge and relationships that IBA’s principals have developed through their five year presence in Hungary, the Ukraine and Russia.

Harken, through a wholly owned subsidiary, will invest $12.5 million of cash in IBA in exchange for redeemable preferred stock and warrants to purchase 48% of the common stock of IBA. In addition, Harken will have majority control on the board of directors of IBA.

In commenting on this investment, Alan G. Quasha, the Chairman of Harken said, “The market opportunity in Eastern Europe, in general, and Hungary, specifically is quite significant. This investment will complement our existing international activities and enable us to gain access and participate in certain aspects of the midstream natural gas business in Eastern Europe and the United States. We believe IBA will over time prove to be a key contributor to Harken’s development as an independent international oil and gas company.”

IBA will be led by John Kean, Jr., who will serve as IBA’s Chairman, President and Chief Executive, and Stanley J. Brownell, who will serve as IBA’s Chief Operating Officer. Both principals have been intimately involved in energy deregulation in Eastern Europe.

Continuing, Mr. Quasha stated, “The reasons for our optimism include:

•	IBA’s team has a proven strategy and track record with strong ties to market participants, including their combined forty years of experience in the U.S. natural gas industry;

•	IBA has the potential to become an important player in the Eastern Europe region, and we would expect the cash flow from IBA’s operations to become significant to Harken;

•	IBA’s team has knowledge and contacts in the Eastern Europe natural gas markets;

•	IBA is being capitalized to build its business without the need for significant leverage;

•	We have been and remain interested in international exploration and production opportunities, and this venture could present us with important insights, relationships and opportunities in the Eastern Europe region; and

•	The expertise and experience of moving and trading energy commodity products in the U.S. and abroad is becoming increasingly important in maximizing value in very volatile global energy markets.”

Harken Energy Corporation is engaged in oil and gas exploration, development and production operations both domestically and internationally through its various subsidiaries. Additional information may be found at the Harken Energy Web site, http://www.harkenenergy.com/, or by calling Bevo Beaven or Bill Conboy at CTA Public Relations at (303) 665-4200.

This announcement may contain forward-looking statements as defined by the Securities and Exchange Commission. Nonetheless, Harken, believes that the significance of the announced investment and future expectations should be conveyed to its stockholders. The forward-looking statements in this announcement reflect the current view of management with regard to future events and are subject to numerous known and unknown risks, uncertainties and other factors that may cause the actual results, performance, timing or achievements of Harken to be materially different from any results, performance, timing or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include, among others, the risks associated with the gas trading industry in general, the nascent nature of gas markets in Eastern Europe, and the risks described in Harken’s filings with the Securities and Exchange Commission including the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed on March 26, 2004 and its Form 10-Q for the quarter and six months ended June 30, 2004 filed on August 12, 2004. Statements regarding future production are subject to all of the risk and uncertainties normally associated with exploration, development and production of oil and gas. These risks include, without limitation, variability in the price received for oil and gas production, lack of availability of oil field goods and services, environmental risks, drilling and production risk, risk related to offshore operations, and regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Although Harken believes that the expectations reflected in the forward-looking statements of this announcement are reasonable, it can give no assurance that such expectations will prove to be correct or that unforeseen developments will not occur. Harken undertakes no duty to update or revise any forward-looking statements.

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